UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2008

Argon ST, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-08193	38-1873250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia		22033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-322-0881

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2008, Argon ST, Inc. (the "Company") announced that the Board of Directors has approved the addition of Ms. Delores Etter to Argon ST's Board. Under Item 5.02(d)(3), the committees of the Board of Directors, to which Ms. Etter will be named, will be determined at a later Board of Directors meeting.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2008, the Board of Directors of Argon ST, Inc. (the "Company") approved an amendment and restatement of the Amended and Restated Bylaws of the Company. The Company had not amended its Bylaws since 2001, and many of the changes made were for the purpose of bringing the Bylaws up to date under certain provisions of the Delaware General Corporation Law (including with respect to electronic communications), to clarify certain provisions and to delete provisions no longer relevant to the Company.

The following is a summary of the changes in the new Amended and Restated Bylaws compared to the Company's former Bylaws. This summary is qualified in its entirety by the text of the new Amended and Restated Bylaws, which are included as Exhibit 3.1 to this Current Report on Form 8-K. Section references in this summary are to the new Amended and Restated Bylaws.

Article II. Stockholders

• Annual meetings of stockholders may now be held by remote electronic communication technologies
• Special meetings of stockholders may now be called by the president of the Company, in addition to the board of directors, chief executive officer or by written request by a majority of the members of the board of directors
• The board of directors will determine the time and place of special meetings of stockholders, which will be held between 35 and 120 days after the receipt of the request for the meetings; provided that if notice of the meeting is not provided to the stockholders within 61 days of the board's receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and provide the meeting notice
• Proxies may now be provided electronically and will be valid for three (3) years (as opposed to 11 months under the former Bylaws)
• Proxies will be revocable except where they are irrevocable pursuant to applicable law;
• Inspectors of election may be appointed by the chief executive officer in addition to the board of directors
• The powers of the inspector of election will be to count votes and voters present, determine if a quorum is present, validate proxies, receive votes, resolve challenges and determine voting results
• Meetings of stockholders will presided over by the Chairman of the board, or if not present, the chief executive officer or if not present, an appointee of the board
• To bring business properly before an annual meeting of stockholders, a stockholder must submit nominations for director or other business to the Company not less than 120 days prior to the first anniversary of the date of the proxy statement for the previous year's annual meeting

Article III. Directors

• The number of directors will be no fewer than three (3) and no more than twelve (12) (as opposed to no more than ten (10) under the former Bylaws), and the board will establish the number of directors within such range
• A majority of stockholders will elect directors under all circumstances (under the former Bylaws, directors would be elected by a plurality of votes in the event there were more nominees than director seats open for election)
• Vacancies on the board resulting from stockholder removal of a director that are not filled by a supermajority of the stockholders will be filled by the board
• Special meetings of the board can be called by the secretary of the board and any three directors, in addition to the chairman of the board, the vice chairman, the president, any vice president, and notice of a special board meeting may be delivered electronically
• A majority of directors present may now adjourn a board meeting to another time and place, which does not require notice unless the meeting is adjourned for more than 24 hours
• In the absence or disability of the chairman of the board, the vice chairman will perform the duties of chairman, or if there is no vice chairman, a chairman selected by the remaining directors will preside over board meetings

Article IV. Committees

• The provisions of the former Bylaws relating to the Executive Committee of the board have been removed, and the powers of such Executive Committee (if any) will now be governed by the general provisions of the Amended and Restated Bylaws relating to board committees

Article V. Officers

• In addition to chief executive officer, president, secretary, treasurer and Chief Financial Officer, the Company now must have a Chief Operating Officer.
• In addition to vice presidents, assistant secretaries and assistant treasurers, the Company may also have a controller and/or such other subordinated officers appointed by the chief executive officer or president upon authorization of such power by the board
• Officers may now be chosen by the board at any time and in any manner, except for subordinate officers appointed by the chief executive officer (formerly the Bylaws provided that officers were only elected annually)
• The Amended and Restated Bylaws clarify that the removal power of the board with respect to any officer is subject to any employment contract with that officer
• Provisions have been added and/or modified describing the specific duties of the chief executive officer, chief operating officer, chief financial officer, treasurer and controller
• The board can name which vice president will assume the powers and responsibilities of the chief executive officer in the absence of the disability of the chief executive officer (under the former Bylaws, there was no provision specifically governing these circumstances)
• The president will be the chief executive officer unless separately appointed by the board, in which case the president will have the powers and duties prescribed by the chief executive officer or the board

Article VI. Indemnification

• Mandatory indemnification by the Company of employees and agents has been removed; the Company will provide indemnification for directors and officers and may provide indemnification for employees and agents
• The Amended and Restated Bylaws now clarify that the indemnification provisions will survive as a contract right, and any change that adversely affect a claimant will only apply prospectively
• The Company may purchase and maintain insurance with respect to directors, officers, employees and agents or persons serving in such capacity at the request of the Company, whether or not the Company would the power to indemnify such person(s) under the Delaware General Corporation Law

Article VI. Records and Reports

• Provisions were added specifying that the Company will maintain records of stockholders, a copy of the Bylaws, accounting books and other records; a director may examine stockholder records for purposes relating to his or her position as a director; and that the chairman of the board and certain other specified officers may exercise rights with respect to shares of the Company standing in its own name

Article VIII. General Matters

• Provisions were added specifying that stock certificates may be signed by the chairman of the board, the president or vice president, chief financial officer, treasurer, secretary or assistant secretary;
• Provisions were added specifying that the Company may issue the whole or part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor
• The Company's fiscal year will now begin October 1 or any other date fixed by resolution of the board from time to time (formerly the Bylaws specified that the fiscal year would begin October 1, without any right of the board to change such date)

The new Amended and Restated Bylaws contain certain other changes to and corrections of the former Bylaws that are typographical in nature or otherwise necessary to institute the changes described above.

Item 9.01 Financial Statements and Exhibits.

3.2 Amended and Restated By-laws of the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argon ST, Inc.

May 12, 2008	By:	Aaron N. Daniels

Name: Aaron N. Daniels
Title: Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated By-laws of the Company